Exhibit 1.2

EXECUTION VERSION

AMR CORPORATION
(a Delaware corporation)
48,484,849 Shares of Common Stock (par value $1.00 per share)
UNDERWRITING AGREEMENT
Dated: September 22, 2009

AMR CORPORATION
48,484,849 Shares of Common Stock
(par value $1.00 per share)
UNDERWRITING AGREEMENT
September 22, 2009
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
and
UBS Securities LLC
299 Park Avenue
New York, New York 10171
 for themselves and as
 Representatives for the
 Underwriters named on Schedule
 A hereto (the “Representatives”)
Ladies and Gentlemen:
     AMR Corporation, a Delaware corporation (the “Company”), confirms its agreement with you, as representatives of the Underwriters listed on Schedule A hereto (the “Underwriters”), with respect to the issue and sale by the Company and the purchase by the several Underwriters of an aggregate of 48,484,849 shares (the “Initial Shares”) of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company, and with respect to the grant by the Company to the Underwriters of the option to purchase all or any part of the 7,272,727 additional shares of Common Stock described in Section 2(b) hereof (the “Option Shares” and, together with the Initial Shares, the “Shares”). If the firms listed in Schedule A hereto include only the Representatives, then the term “Underwriters” as used herein shall be deemed to refer to the “Representatives.”

     Concurrently with the offering and sale of the Shares by the Company pursuant to the terms of this Agreement, the Company is offering, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), and by means of a prospectus supplement and related prospectus, up to $400,000,000 principal amount of its 6.250% Senior Convertible Notes due 2014 (the “Concurrent Offering”, and such notes, the “Notes”) to be issued pursuant to the provisions of an indenture dated as of February 1, 2004 between the Company and Wilmington Trust Company, as trustee, as supplemented and amended by the Supplemental Indenture, dated September 28, 2009 (as so supplemented, the “Indenture”). The Representatives are also acting as the representatives of the underwriters for the Concurrent Offering. The Company has granted the underwriters of the Concurrent Offering an option to purchase up to an additional $60,000,000 principal amount of the Notes to cover over-allotments, if any. The Notes will be convertible into shares of Common Stock in accordance with the terms of thereof and the Indenture.
     The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-160646 and 333-160646-1) relating to the Company’s debt securities, Common Stock (including the Shares) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”
     The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Shares that omits Rule 430B Information together with the base prospectus included in the Original Registration Statement, and including any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).
     The term “Final Prospectus” means the final prospectus supplement relating to the Shares and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B

Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time the Final Prospectus was issued.
     The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Shares that is prepared or approved in writing in advance by the Company and that is required to be filed with the Commission by the Company.
     The term “General Disclosure Package” shall mean the Statutory Prospectus, the pricing term sheet attached as Schedule B hereto and the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, all considered together. The term “Applicable Time” shall mean 11 P.M. (New York City time) on September 22, 2009.
     Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any prospectus, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such prospectus, such Statutory Prospectus, the Final Prospectus or such Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter, as of the date hereof, as follows:
     (i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.
     (ii) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters; and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at the deemed effective date pursuant to Rule 430B(f)(2), at the Closing Time and at each Date of Delivery (as defined in Section 2(b) hereof), if any, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date pursuant to Rule 430B(f)(2), at the Closing Time and at each Date of Delivery, if any, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.
     (iii) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time or any Date of Delivery, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e); and the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Statutory Prospectus or the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.
     (iv) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Reports of each of the Company and American Airlines, Inc. (“American”) on Form 10-K, as amended, filed with the Commission, each Quarterly Report of each of the Company and American on Form 10-Q, as amended, filed with the Commission and each Current Report of each of the Company and American on Form 8-K filed (not furnished) with the Commission and such other reports as specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”). The Company and American will give the Representatives notice of their intention to make any filings pursuant to the Exchange Act or the Exchange Act Regulations from the Applicable Time to the Closing Time (as defined herein) and will furnish the Representatives with copies of any such documents prior to such proposed filing.
     (v) Independent Accountants. Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company and American that are incorporated by reference in the Statutory Prospectus and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations.
     (vi) Financial Statements. (A) Financial Statements of the Company. The consolidated financial statements of the Company and American, together with the related schedules and notes, included in the SEC Reports and incorpo-

rated by reference into the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been or will be prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference into the Registration Statement and the Statutory Prospectus and to be incorporated by reference into the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein.
(B) Financial Statements of American. The consolidated financial statements of American, together with the related schedules and notes, included in the SEC Reports and incorporated by reference into the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly the financial position of American and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders equity and cash flows of American and its consolidated subsidiaries for the periods specified; said financial statements have been or will be prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference into the Registration Statement and the Statutory Prospectus and to be incorporated by reference into the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein.
     (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (viii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (ix) Good Standing of Subsidiaries. Each of American, AMR Eagle Holding Corporation, American Eagle Airlines, Inc. and Executive Airlines, Inc. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus, and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for the security interest in all of the common stock of American granted by the Company pursuant to the Pledge Agreement dated as of December 17, 2004 from the Company to Citicorp USA, Inc., as collateral agent (the “Pledge Agreement”)); none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. American and AMR Eagle Holding Corporation are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).
     (x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Final Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or the Concurrent Offering or pursuant to reservations, agreements, convertible securities, options or employee benefit plans referred to in the General Disclosure Package and the Final Prospectus and/or referred to in clause (B) of Section 3(i) hereof). The shares of issued and outstanding capital stock of the

Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Other than as referred to in this subparagraph (x) or as disclosed in the General Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xii) Authorization and Description of Common Stock. The Common Stock conforms in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus, and such description will conform in all material respects to the rights set forth in the instruments defining the same. The Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as contemplated by this Agreement, will be validly issued and will be fully paid and non-assessable; no holder of the Shares will be subject to personal liability by reason of being such a holder; and such issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Shares; and the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated by this Agreement, and the compliance by the Company with its obligations hereunder and the terms hereof do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse

Effect and a material adverse effect on the transactions contemplated hereunder), or result in a violation of the provisions of the Certificate of Incorporation or By-Laws, as amended, or other constituting or organizational document of the Company or any of its Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations, except, in each case, for such conflicts, breaches, violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
     (xiv) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent which the Company expects to have a Material Adverse Effect.
     (xv) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.
     (xvi) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the consummation of the transactions contemplated by this Agreement, for the valid authorization, execution, delivery and performance by the Company of this Agreement, or for the valid authorization, issuance, sale and delivery of the Shares, except such as have been already obtained and or as may be required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement and the listing of the Shares on the New York Stock Exchange.
     (xvii) Investment Company Act. Neither the Company nor any of its Subsidiaries is, nor upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
     (xviii) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of, and neither the Company nor any of its Subsidiaries has any liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company or any of its Subsidiaries, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company or any of its Subsidiaries onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (xix) ERISA. Each of the Company and American is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or American would have any liability; neither the Company nor American has incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which either the Company or American would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which either the Company or American reasonably expects would cause the loss of such qualification.
     (xx) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.
     (xxi) Taxes. The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except for such exceptions as would not individually or collectively have a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have, a Material Adverse Effect.
     (xxii) Internal Controls. The Company (A) makes and keeps accurate books and records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company, and (B) maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company is not aware of any material weaknesses in its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. Since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxiii) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.
     (xxiv) No Unlawful Payments. The Company has implemented compliance programs for purposes of (i) informing the appropriate officers and employees of the Company and its Subsidiaries of (A) the Company’s policies against (1) the use of corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) violations of the Foreign Corrupt Practices Act of 1977, as amended, and (4) making any bribes, rebates, payoffs, influence payments kickbacks or other unlawful payments and (ii) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.
     (xxv) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xxvi) Dividend Payments. Except as provided in the Pledge Agreement, neither American nor AMR Eagle Holding Corporation is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its respective capital stock or from repaying to the Company any loans or advances to it from the Company, except as would not have a Material Adverse Effect.
     (xxvii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (xxviii) Air Carrier Certification. American, a wholly owned subsidiary of the Company, (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and (iii) is a “citizen of the United States” as defined in 49 U.S.C. 40102.
     (xxix) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, necessary to conduct the business now operated by them as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not individually or collectively have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xxx) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxxi) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined under Rule 405.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.
          SECTION 2. Sale and Delivery to the Underwriters; Closing.
     (a) Sale of Initial Shares. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth opposite such Underwriter’s name in Schedule A hereto at the price per share set forth in Schedule A hereto.
     (b) Option Shares. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 7,272,727 Option Shares at the price per Share set forth in Schedule A hereto. In the event and to the extent that the Underwriters shall exercise the election to purchase all or a portion of Option Shares as provided above, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares)

determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Initial Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Initial Shares that all of the Underwriters are entitled to purchase hereunder at the price per Share set forth in Schedule A hereto. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares as may be modified by subsequent purchases and sales by the Underwriters, upon written (including by email) notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery, if subsequent to the Closing Time, is called a “Date of Delivery” and shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, the Underwriters will purchase the entire aggregate principal amount of Option Shares then being purchased.
     (c) Payment of Purchase Price. Payment of the purchase price for and delivery of the Initial Shares shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on September 28, 2009, the fourth business day after the date hereof, or at such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
     In addition, in the event that the Underwriters have exercised their option to purchase all or any of the Option Shares, payment of the purchase price for and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the written (including by email) notice from the Representatives to the Company; provided, however, that if such option shall have been exercised on or before the fourth business day prior to the Closing Time, the Date of Delivery for such Option Shares shall be the Closing Time.
     Payment shall be made to the Company by wire or interbank transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives of the Shares to be purchased by the Underwriters.
     (d) Denominations; Registration. The Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be; provided, that any Shares in global form be registered in the name of Cede & Co.
          SECTION 3. Covenants. (A) Covenants of the Company. The Company covenants with each of the Underwriters as follows:
     (a) Immediately following the execution of this Agreement, the Company will (i) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the aggregate number of Shares, the name of each Underwriter participating in the offering and the number of Shares that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and re-allowance, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares and (ii) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such Rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as the Underwriters shall reasonably request.
     (b) During the period when a prospectus relating to the Shares is required to be delivered under the Securities Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”)), the Company will promptly advise the Representatives of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) any notice by the Commission pursuant to Rule 401(g)(2) objecting to the use of the Registration Statement, and (vi) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (or in lieu thereof, the notice referred to in Rule 173(a)), any event occurs as a result of which the General Disclosure Package or the

Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, such amendment or supplement which will correct such statement or omission or such amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Shares). Neither the Underwriters consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.
     (d) At any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, (or in lieu thereof, the notice referred to in Rule 173(a)), the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representatives shall reasonably object.
     (e) The Company has furnished or will, if requested, furnish to the Underwriters and the Underwriters’ counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference); and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters or dealers may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, and any amendments thereof and supplements thereto, as the Underwriters may reasonably request; and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).
     (f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualification in effect as long as required in connection with the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) The Company intends to use the net proceeds received by it from the sale of the Shares in the manner to be indicated in the General Disclosure Package and the Final Prospectus under “Use of Proceeds.”
     (h) The Company will use its reasonable efforts to cause the Shares to be listed on the New York Stock Exchange or listed on a “national securities exchange” registered under Section 6 of the Exchange Act.
     (i) Beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Final Prospectus, the Company will not, without the prior written consent of each of the Representatives: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act) or (ii) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or the Notes to be sold in the Concurrent Offering and (B) Common Stock (or options to purchase Common Stock) to be issued pursuant to the Corporation’s 1988 Long Term Incentive Plan, as amended, the 1998 Long Term Incentive Plan, as amended, the 1994 Directors Stock Incentive Plan, as amended, the 2003 Employee Stock Incentive Plan or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the General Disclosure Package and the Final Prospectus.
     (j) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

     (k) The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Securities Act (or in lieu thereof, the notice referred to in Rule 173(a)), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
     (B) Free Writing Prospectus Covenants. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
          SECTION 4. Payment of Expenses.
     (a) Expenses. The Company shall pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and distribution of any preliminary prospectus supplements, the Statutory Prospectus, the Final Prospectus (including financial statements and any schedules or exhibits and any Incorporated Document), the Registration Statement, any Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Shares, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Shares to the Underwriters and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Shares (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, and (viii) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the

Shares. It is understood, however, that except as provided in this Section and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the shares by them, and any promotional expenses connected with any offers they may make.
     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 8(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Underwriters incurred by it in connection with the offering contemplated by this Agreement.
          SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Opinions of Counsel for the Company. At the Closing Time, the Underwriters shall have received the opinion and letter of Gary F. Kennedy, Senior Vice President and General Counsel of the Company, and the opinion and letter of Debevoise & Plimpton LLP, counsel for the Company, each in form reasonably satisfactory to the Representatives and counsel for the Underwriters and dated as of the Closing Time, substantially in the forms of Exhibits A-1, A-2, B-1 and B-2 hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.
     (b) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.
     (c) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, the Underwriters shall have received a certificate of the President or an Executive Vice President or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
     (d) Accountant’s Comfort Letter. Promptly after the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the date of the Final Prospectus, in the form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Registration Statement and the General Disclosure Package.
     (e) Accountant’s Bring-Down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(d) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Closing Time, and such letter shall also contain statements and information with respect to certain financial information contained in the Final Prospectus.
     (f) Lock-Up Letters. At the time of the execution of this Agreement, the Company shall have furnished to Citigroup Global Markets Inc. a letter substantially in the form of Exhibit C hereto from each officer listed on Schedule I hereto and each director of the Company and addressed to Citigroup Global Markets Inc.
     (g) No Stop Order. At the Closing Time, the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (h) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the obligations of the Underwriters to purchase such Option Shares are subject to the accuracy as of each Date of Delivery of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the

Company of its covenants and other obligations hereunder, and at the relevant Date of Delivery, the Underwriters shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or an Executive or Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinions of Counsel for the Company. The opinion and letter of Gary F. Kennedy, Senior Vice President and General Counsel of the Company, and the opinion and letter of Debevoise & Plimpton LLP, counsel for the Company, each in form reasonably satisfactory to the Representatives and counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise substantially in the forms of the respective opinions required by Section 5(a) hereof.
     (iii) Opinion of Counsel for the Underwriters. The opinion of Shearman & Sterling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
Furthermore, at each Date of Delivery, the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.
     (i) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory to the Representatives and counsel for the Underwriters.
     (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Shares on such Date of Delivery) may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.
          SECTION 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including, without limitation, the Rule 430B Information (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement, including, without limitation, the Rule 430B Information (or any amendment thereto), or any Issuer Free

Writing Prospectus or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, including, without limitation, the 430B Information (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information by any Underwriter consists of the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the second and third sentences in the third paragraph related to concessions and reallowances and (iv) the ninth and tenth paragraphs related to stabilization and over-allotments in any Statutory Prospectus and the Final Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 6 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.
     (e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the aggregate number of Shares set forth opposite their respective names in Schedule A hereto and not joint.
          SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.
          SECTION 8. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, in the case of each of the foregoing clauses (i) and (ii), the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.
          SECTION 9. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt. Notices to the Underwriters shall be directed to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (212) 816-7912, Morgan Stanley & Co. Incorporated, 585 Broadway, 29th Floor, New York, NY, Attention: Investment Banking Division, Facsimile: (212) 507-8999 and UBS Securities LLC, 299 Park Avenue, New York, NY, 10171; and notices to the Company shall be directed to it at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.
          SECTION 10. Default. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate number of Shares specified to be purchased by them in Schedule A bears to the aggregate number of Shares to be purchased by all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Shares, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 4, 6 and 7 shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 10 that does not result in a termination of this Agreement, the Closing Time and any Date of Delivery, as applicable, shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the Registration Statement, the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.
          SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, affiliates and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, affiliates and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
          SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Shares or the process leading thereto (irrespective of whether any Underwriter has advised or is advising the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company’s securities and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.
          SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
          SECTION 14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours, AMR CORPORATION
By:	/s/ Thomas W. Horton
Thomas W. Horton
Executive Vice President — Finance and Planning and Chief Financial Officer

CONFIRMED AND ACCEPTED, as
of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ James J. McCarthy
Name: James J. McCarthy
Title: Managing Director and Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Eli Gross
Name: Eli Gross
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Simon Smith
Name: Simon Smith
Title: Managing Director

By:	/s/ Asu Okyay
Name: Asu Okyay
Title: Director

For themselves and as Representatives of the Underwriters named in Schedule A hereto